Exhibit 99.3

Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM TO PRESENT AT THE RODMAN & RENSHAW

ANNUAL HEALTHCARE INVESTMENT CONERENCE

SAN DIEGO, CA – September 1, 2011 – Cardium Therapeutics (NYSE Amex: CXM) today announced that Christopher J. Reinhard, Chairman and Chief Executive Officer, will present at the Rodman & Renshaw Annual Healthcare Investment Conference on Tuesday, September 13, 2011, at 2:25 p.m. Eastern Time. The conference is being held September 11-13 at The Waldorf-Astoria in New York City. An audio webcast of the Company’s presentation will be available live and by replay and can be accessed at http://www.wsw.com/webcast/rrshq20/cxm or the Investors section of Cardium’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-calendar. The investor presentation slides are available and can be viewed at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current investment portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium healthy lifestyle product platform. The Company’s lead product candidates include Excellagen™ topical gel for wound care management, and Generx® DNA-based angiogenic biologic for patients with coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Copyright 2011 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, MedPodium™, Appexium™, Linée™, Alena™, Cerex™ and Nutra-Apps™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.